EXHIBIT 11

                               AST RESEARCH, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
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                                                                                  Three Months Ended
                                                                              ----------------------------
                                                                              October 1,       October 2,
(In thousands, except per share amounts)                                        1994             1993
- - ------------------------------------------------------------------------------------------------------------
Primary earnings (loss) per share

Shares used in computing primary earnings per share:

   Weighted average shares of common stock outstanding                          32,346           31,590

   Effect of stock options treated as common stock
     equivalents under the treasury stock method                                     -              412
                                                                             ----------       ---------
   Weighted average common and common equivalent
     shares outstanding                                                         32,346           32,002
                                                                             ----------       ---------

Net income (loss)                                                            $ (39,888)       $   8,232
                                                                             ==========       =========
Earnings (loss) per share - primary                                          $   (1.23)       $     .26
                                                                             ==========       =========


Fully diluted earnings (loss) per share

Shares used in computing fully diluted earnings per share:


   Weighted average shares of common stock outstanding                          32,346           31,590

   Effect of stock options treated as common stock
     equivalents under the treasury stock method                                     -              541
                                                                             ----------       ---------

   Weighted average common and common equivalent
     shares outstanding                                                         32,346           32,131
                                                                             ----------       ---------
Net income (loss)                                                            $ (39,888)       $   8,232
                                                                             ==========       =========
Earnings (loss) per share - fully diluted                                    $   (1.23)       $     .26
                                                                             ==========       =========
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